CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


     We consent to the reference to our firm under the heading "Legal Counsel" in the prospectus and under ACounsel@ in the statement of additional information included in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A for The GCG Trust (File Nos. 33-23512, 811-05629).
In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: Stephen E. Roth
                                                -------------------
                                                Stephen E. Roth


Washington, D.C.
April 24, 2001